Exhibit 99.2

Condensed Statement of Operations
EBITDA
	2005	2006	Q1-3 2006*	Q1-3 2007*
Revenue	10,738,824	15,828,334	11,724,729	20,176,301
Revenue Growth	21.0%	47.4%	-	72.1%
COGS	7,849,451	11,907,572	8,024,920	14,024,776
Gross Profit	2,889,373	3,920,762	3,699,809	6,151,525
S&M	868,714	1,456,456	1,169,012	892,776
G&A	1,667,630	2,324,972	1,461,698	2,328,738
EBITDA	353,029	139,334	1,069,099	2,930,011
Adjustments
Depreciation/Amortization	344,359	460,636	345,477	364,549
Operating Income	8,671	(321,302)	723,622	2,565,462
Interest	(88,891)	(64,265)	(60,154)	(22,669)
Income (Loss) before income tax	(80,220)	(385,567)	663,468	2,542,793
Income tax (expense) benefit	33,148	77,782	145,118	(280,359)
Net Income (loss)	(47,072)	(307,785)	808,586	2,262,434

Adjusted EBITDA
	2005	2006	Q1-3 2006	Q1-3 2007
Revenue	10,738,824	15,828,334	11,724,729	20,176,301
Revenue Growth	21.0%	47.4%	-	72.1%
COGS	7,048,451	10,839,572	8,024,920	14,024,776
Gross Profit	3,690,373	4,988,762	3,699,809	6,151,525
Gross Margin	34.4%	31.5%	31.6%	30.5%
S&M	868,714	1,456,456	1,169,012	892,776
%	8.1%	9.2%	10.0%	4.4%
G&A	1,568,630	2,192,972	1,461,698	2,220,204
%	14.6%	13.9%	12.5%	11.0%
Adjusted EBITDA	1,253,029	1,339,334	1,069,099	3,038,545
Adjusted EBITDA Margin	11.67%	8.46%	9.12%	15.06%
Adjustment Reconciliation
Adjusted EBITDA	1,253,029	1,339,334	1,069,099	3,038,545
Adjustments*	(900,000)	(1,200,000)	-	(108,534)
Non-Adjusted EBITDA	353,029	139,334	1,069,099	2,930,011

* This includes certain financial information not derived in accordance with GAAP. Fortissimo believes presentation of this non-GAAP information is useful to investors as it more clearly presents the business being acquired. Psyop's adjusted EBITDA was derived by taking earnings before interest, taxes, depreciation and amortization as adjusted for certain non-recurring items and exclusions, specifically non-recurring compensation to founders.